Exhibit 99.1

Lantheus Announces Executive Appointments to Accelerate Innovation

Jeffrey S. Humphrey, MD appointed Chief Medical Officer;

Jean-Claude Provost, MD named Chief Science Officer

BEDFORD, Mass., May 15, 2024 — Lantheus Holdings, Inc. (“Lantheus”) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today announced Jeffrey S. Humphrey, MD has been appointed Chief Medical Officer (CMO) and Jean-Claude Provost, MD has been named Chief Science Officer (CSO), effective May 28, 2024.

“Jeff’s clinical oncology expertise and leadership will bring immense value to Lantheus as we strengthen our position as the leading radiopharmaceutical-focused company through sustained innovation in diagnostics and therapeutics,” said Brian Markison, Chief Executive Officer, Lantheus. “Jean-Claude’s deep radiopharmaceutical knowledge and experience with the Lantheus team will be invaluable in his new role as CSO, as we execute our business development strategy to enhance our pipeline and capabilities. These moves will enable our team to accelerate innovation.”

Dr. Humphrey is a seasoned leader in drug development and a physician-scientist with more than 30 years of experience in clinical oncology, neuroscience, cancer research, and drug discovery, having led organizations developing drugs from pre-IND through launch. As CMO, he will oversee Lantheus’ research and development organization, including research and pharmaceutical development, regulatory affairs, clinical development, medical affairs, and isotope strategy. Dr. Humphrey spent more than two decades working for global pharmaceutical companies, including Bayer, Bristol-Myers Squibb, Kyowa Kirin, and Pfizer, and subsequently held senior leadership positions at multiple clinical-stage biotechnology companies. Dr. Humphrey earned a Doctorate in Medicine from Case Western Reserve University School of Medicine and an AB in Applied Mathematics from Harvard University. He is Board Certified in Oncology and Internal Medicine and has published more than 30 peer-reviewed papers in molecular biology and clinical research.

“As I take on the CMO role at Lantheus, I am excited to combine my passion for advancing patient care and developing talented team members with my broad knowledge of oncology drug development to contribute to Lantheus, a company dedicated to delivering better patient outcomes and shaping the future of diagnostic and therapeutic radiopharmaceuticals,” said Dr. Humphrey.

Dr. Jean-Claude Provost, in his new CSO role, will support Lantheus’ business development activities to advance and enhance the Company’s pipeline and capabilities. Dr. Provost offers a wealth of scientific acumen, extensive research and development experience, and deep radiopharmaceutical and industry knowledge. Dr. Provost has more than thirty years of experience in the international development of therapeutic drugs and diagnostic agents for global companies, including GE Healthcare’s pharmaceutical diagnostics division, Pfizer, Merck-Serono and Bayer. Dr. Provost holds degrees in Methodology and Statistics and Clinical Pharmacology from the University of Paris and a Doctorate in Medicine from Sorbonne University, Paris.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “continue,” “enhance,” “expand,” “focus,“ “look,” “will” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

Contacts:

Lantheus

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Senior Director, External Communications

646-975-2533

media@lantheus.com